Exhibit 5.1

100 West Liberty Street, Suite 940 Reno, NV 89501-1991 Telephone: (775) 343-7500 Facsimile: (775) 786-0131 http://www.dickinsonwright.com

March 14, 2019

Riot Blockchain, Inc.
202 6th Street, Suite 401
Castle Rock, CO  80104

Re: Riot Blockchain, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Riot Blockchain, Inc., a Nevada corporation (“Company”), in connection with Company preparing the Registration Statement on Form S-3 (as amended, the “Registration Statement”) filed on March 14, 2019, by Company with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and resale from time to time by certain selling stockholders identified in the Registration Statement (the “Selling Stockholders”) of:  (i) up to 2,996,225 shares of the Company’s common stock, without par value (the “Common Stock”) which include (a) 938,082 shares (the “Conversion Shares”) issuable upon the conversion of the Company’s Senior Secured Promissory Notes (the “Notes”), (b) 1,908,143 shares (the “Warrant Shares”) issuable upon the exercise of warrants held by the Selling Stockholders (the “Warrants”), and (c) 150,000 shares (the “Inducement Shares”) issued to the Selling Stockholders as additional consideration for their entering into certain financial transactions with the Company.  This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Company and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below.  In such examination, we have assumed, with your knowledge and permission, and without independent verification, although we have no actual knowledge that such matters are not true, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.  As to matters of fact, we have made no independent investigation of such facts and have relied upon certificates of public officials and officers of Company.

In connection with rendering the opinions set forth below, we have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, and no stop order suspending its effectiveness will have been issued and remain in effect, and (ii) the Company will have timely filed a prospectus supplement (the “Prospectus Supplement”) describing the Securities offered thereby, to the extent required by applicable law, and (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement.

The opinions rendered are limited to the corporate laws of the State of Nevada and the federal laws of the United States of America as they currently exist.  We express no opinion with respect to the laws of any other jurisdiction.

Based upon and subject to the foregoing, and subject to the further assumptions and qualifications set forth herein, we are of the opinion that:

1. The Conversion Shares have been duly authorized and the Conversion Shares, when issued upon conversion of the Notes in accordance with the terms of the Notes upon the satisfaction of conditions set forth therein, will be validly issued, fully paid, and nonassessable.

2. The Warrant Shares have been duly authorized and the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms of the Warrants upon the satisfaction of conditions set forth therein, will be validly issued, fully paid, and nonassessable.

3. The Inducement Shares were duly authorized and validly issued, and are fully paid and nonassessable.

We assume no obligation to advise you of any changes in the foregoing after the effective date of the Registration Statement.

We consent to filing this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement as the counsel who will pass upon the validity of the securities offered by the Prospectus.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules of the Commission thereunder.

Very truly yours,

 /s/ Dickinson Wright PLLC